EXHIBIT 99.1

Audited Financial Statements
Val-U-Tech Corp

Years ended December 31, 2006 and December 31, 2007 with Report of Independent Auditors

ROTENBERG &Co. LLP
Certified Public Accountants

585.295.2400 • 585.295.2150 (fax)

1870 Winton Road South • Rochester, NY 14618 • www.rotenbergllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Val-U-Tech

We have audited the accompanying balance sheets of Val-U-Tech as of December 31, 2007 and 2006, and the related statements of income and cash flows for each of the years in the two-year period ended December 31, 2007. Val-U-Tech’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Val-U-Tech as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Rochester, New York
April 18, 2008

VAL-U-TECH
Victor, New York

 AUDITED FINANCIAL REPORTS

BALANCE SHEETS AS OF DECEMBER 31

	2007	2006
ASSETS

Current Assets

Cash and Cash Equivalents	$-	$394,577
Accounts Receivable (NET)	1,853,893	932,783
Inventory(Net)	1,701,342	795,072
	3,555,235	2,122,432

Property and Equipment

Machinery and Equipment	315,745	315,745
Autos and Trucks	19,606	19,606
Computer Equipment and Software	28,071	28,071
Leasehold Improvements	10,106	10,106
Furniture and Fixtures	41,977	41,977
	415,505	415,505
Less: Accumulated Depreciation	408,127	406,922
	7,378	8,583

	$3,562,613	2,131,015

	2007	2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities

Accounts Payable	$656,630	$350,285
Short Term Cash Deficiency	352,516	-
Accrued Payroll and Payroll Taxes	36,422	20,397
Accrued Vacation	28,249	18,833
	1,073,817	389,515
Stockholders Equity

Common Stock, no par, 100 shares authorized, issued, outstanding	5,000	5,000
Additional Paid in Capital	60,888	60,888
Retained Earnings	2,422,908	1,675,612
	2,488,796	1,741,500

	$3,562,613	$2,131,015

The accompanying notes are an integral part of these financial statements.

INCOME STATEMENTS - YEARS ENDED DECEMBER 31

	2007	2006

Revenue	$11,022,580	$7,635,451

Cost of Sales

Inventory Beginning	795,072	732,282
Purchases	7,273,057	4,133,723
Labor	2,083,515	1,772,842
Utilities/Maint	33,751	34,652
Shop supplies	49,755	55,135
Building Lease	149,608	145,358
Equipment rental	51,356	46,050
Obsolescence	23,758	4,415
Bad Debts	23,618	3,296
Depreciation	1,205	1,080
Freight	32,735	37,945

Inventory Ending	(1,701,342)	(795,072)

Total Cost of Goods Sold	8,816,088	6,171,706

Gross Profit	2,206,492	1,463,745

Officer Compensation	592,580	317,713

Selling, General and Administrative	465,540	352,877

Income from Operations	1,148,372	793,155

Other income (expense)
Other income	11,424	9,861
Interest expense	-	(3,416)
	11,424	6,445

Net Income	1,159,796	799,600

Retained Earnings, beginning	1,675,612	1,176,012

Distributions	(412,500)	(300,000)

Retained Earnings, ending	$2,422,908	$1,675,612

The accompanying notes are an integral part of these financial statements.

CASH FLOW STATEMENTS - YEARS ENDED DECEMBER 31

	2007	2006
CASH PROVIDED FROM OPERATIONS

Net income	$1,159,796	$799,600
Adjustments to reconcile net income to net cash
provided by operating activities
Bad Debts	23,618	3,296
Depreciation	1,205	1,723
	1,184,619	804,619

Increase (decrease) in cash due to changes
in operating assets and liabilities
Accounts Receivable	(944,728)	(131,812)
Inventory	(906,270)	(62,790)
Accounts Payable	306,345	1,510
Short Term Cash Deficiency	352,516	-
Accrued Payroll and Payroll Taxes	16,025	5,860
Accrued Vacation	9,416	(262)
	17,923	617,125

CASH USED IN FINANCING ACTIVITIES

Distributions	(412,500)	(300,000)
Loan from shareholder	-	(110,000)
	(412,500)	(410,000)

Change in Cash and Cash Equivalents	(394,577)	207,125

Cash and Cash Equivalents, beginning	394,577	187,452

Cash and Cash Equivalents, ending	$-	$394,577

Supplemental disclosure

Cash paid for interest	$-	$3,416

The accompanying notes are an integral part of these financial statements.

VAL-U-TECH

Notes to Financial Statements
December 31, 2007 and December 31, 2006

1.	Description of Business

Val-U-Tech (Company) is a contract manufacturer of cable and harness assemblies and various other electrical components. The Company offers specialized services such as project management and engineering to its customers. Markets serviced include the military, industrial and medical markets. The Company grants credit to its customers in the ordinary course of business.

2.	Summary of Significant Accounting Policies

 Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company utilizes a 2.5% reserve for doubtful accounts on accounts receivable. The Company has little to no history of write-offs.

Inventory

Inventory is stated at the lower of cost, on a first-in, first-out basis, or market. The company also utilizes an obsolescence reserve for inventory which is 4% of raw material and 3% as a percent to total inventory.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the useful lives of the related assets, which range from 3 to 10 years. Repairs and maintenance of relatively minor items are expensed as incurred. Renewals or betterments of significant items are capitalized. The costs of assets sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts and any gain or loss is included as a component of other income or loss.

VAL-U-TECH

Notes to Financial Statements
December 31, 2007 and December 31, 2006

2.	Summary of Significant Accounting Policies (Continued)

Income taxes

The Company has elected Subchapter “S” status under the Internal Revenue Code. This election results in direct taxation to the individual shareholders on their proportionate share of taxable income in lieu of corporate federal income and New York State franchise tax.
Accordingly, no current provision for income taxes has been included in the accompanying financial statements.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectability of the selling price is reasonably assured.

Shipping and Handling Costs

Shipping and handling costs are included as a component of cost of sales in the accompanying statements of operations.

Advertising

Advertising costs are expensed as incurred.

Concentration of credit risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places cash with high credit quality institutions. At times, such investments may exceed the FDIC insurance limit. The Company routinely assesses the financial strength of its customers, and as a consequence believes that its credit risk exposure related to trade accounts receivable is limited. A 2.5% reserve is kept against the open receivables to cover risk of uncollectible accounts. The company has little to no experience of writing off uncollectible accounts.

3.	Accounts Receivable

Accounts receivable consists of the following:

December 31,	2007	2006

Trade Accounts Receivable	$1,901,429	$956,701
Allowance for Doubtful Accounts	(47,536)	(23,918)
	$1,853,893	$932,783

VAL-U-TECH

Notes to Financial Statements
December 31, 2007 and December 31, 2006

4.	Inventory

Inventory consists of the following:

	2007	2006
Raw materials	$705,083	$481 ,265
Work in process	923,271	324,448
Finished goods	124,288	16,901
Obsolescence Reserve	(51,300)	(27,542)
	$1,701,342	$795,072

5.	Operating Leases

The Company leases its building and an automobile under the terms of non-cancelable operating leases. The building lease expires in December 2012. The Company also leases several pieces of equipment on a month-to-month basis. Lease expense for all leases for the years ended December 31, 2007 and 2006 totaled $200,964 and $191,408, respectively.

Annual minimum lease obligations are as follows:

Year	Amount

2008	$176,857
2009	176,857
2010	176,857
2011	187,150
2012	187,150

Total minimum lease payments	$904,871

6.	Major Customers

The top customer of the company accounted for 49% of sales for the year ended December 31, 2007. The same customer accounted for 37% of the sales for the year ended December 31, 2006. The Company had four customers who accounted for 82% and 83% of sales for the years ended December 31, 2007 and 2006, respectively. The Company had three customers who accounted for 74% and 61% of accounts receivable at December 31, 2007 and December 31, 2006, respectively.

VAL-U-TECH

Notes to Financial Statements
December 31, 2007 and December 31, 2006

7.	Retirement Plan

The Company maintains a 401(k) profit sharing plan for their employees. Under the plan, eligible participants who meet certain age and length of service requirements may contribute any percentage up to 15% of their compensation. Employer discretionary matching contributions are provided for in the plan up to 50% of employee contributions, not to exceed 4% of gross wages. The plan also allows for a discretionary profit-sharing contribution by the Company.

Pension and profit sharing plan expense was $9,817 and $9,450 for the years ended December 31, 2007 and 2006, respectively.